EXHIBIT 4.2.82
                                                                  --------------


                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of June 4, 2004 between Salon Media Group, Inc., a Delaware corporation (the "Company"), and each of the signatories hereto (each, the "Purchaser"). The parties hereby agree as follows:


                                     RECITAL
                                     -------

     On the terms and subject to the conditions set forth herein, Purchaser is willing to purchase from the Company, and the Company is willing to sell to Purchaser, the number shares of the Company's Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock (collectively, the "Shares"), and a warrant substantially in the form attached hereto as Exhibit A (the "Warrant") to purchase the number of shares of the Company's Common Stock (the "Warrant Shares"), set forth opposite Purchaser's name on Schedule A hereto.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Sale and Issuance of the Shares; Consideration. Subject to the terms and conditions hereof, at the Closing (as defined below), the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company the Shares at a purchase price of $1,200 per share (the "Purchase Price") and, for no additional consideration, the Warrant. In consideration for the Shares and Warrant, the Purchaser at the Closing will pay the appropriate purchase price by delivery of a check, payable to the order of the Company, or by wire transfer at such Closing.

     The Purchaser shall not sell or transfer any of the Shares, Warrant or Warrant Shares (collectively, the "Securities") other than to an affiliate of Purchaser prior to the first anniversary of the Closing Date. Any such affiliate shall be subject to such restriction on transfer. For the purposes of this Agreement, an "affiliate" shall mean any partner, limited partner or member of Purchaser or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Purchaser.

     2. Agreement of the Company and Purchaser. The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, agree that:

          (1) Neither the Purchaser nor any affiliated company has rendered any services to the Company in connection with this Agreement;

          (2) The Warrant is not being issued as compensation;

          (3) The aggregate fair market value of the Shares, if issued apart from the Warrant and the aggregate fair market value of the Warrant, if issued apart from the Shares, are set forth herein; and

          (4) All tax returns and other information returns of each party relative to this Agreement and Warrant issued pursuant hereto shall consistently reflect the matters agreed to in (1) through (3) above.

     3. Closing; Delivery.

          3.1 Closing. The closing of the sale and purchase of shares of Series D-1 Preferred Stock and the Warrants shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 2000 University Avenue, East Palo Alto, California 94303 on the date hereof or such later date as shall be mutually acceptable to the Company and the Purchaser (the "First Closing"). Thereafter, on or before the 10th calendar day of the final month of each fiscal quarter up until the first quarter of Fiscal Year 2006, the Company may deliver notice pursuant to the provisions hereof indicating its desire to have the Purchaser purchase shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock and Warrants. The Purchaser shall then, by the 25th calendar day of the final month of each such quarter, purchase its pro-rata portion (based on the number of Shares purchased by such Purchaser relative to the number of Shares purchased by all Purchasers) of the shares of Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock and/or Series D-5 Preferred Stock, as the case may be, offered for sale at any subsequent Closing. Each sale of Shares and Warrants pursuant to this Section 3.1 shall be deemed a "Closing" for purposes hereunder. Schedule A to this Agreement shall be updated to reflect the number of Shares and Warrants purchased at each Closing.

          3.2 Delivery. At the Closing, on the terms and subject to the conditions hereof, Purchaser shall pay to the Company, by check or wire transfer of immediately available funds, the aggregate Purchase Price, and in exchange for and upon receipt or confirmation of such payment, the Company will issue and deliver to Purchaser a stock certificate representing the Shares purchased by Purchaser and a Warrant for the Warrant Shares.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, as of the First Closing, unless otherwise set forth below:

          4.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its businesses as now conducted and as proposed to be conducted.

          4.2 Corporate Power. The Company has all requisite corporate power necessary for the authorization, execution and delivery of this Agreement and the Warrant, to sell and issue the Shares and the Warrant hereunder, and to carry out and perform all of its obligations under the terms of this Agreement, the Warrant and the Certificate of Designation of Preferences and Rights of the Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3

Preferred Stock, Series D-4 Preferred Stock and Series D-5 Preferred Stock, and to carry on its business as presently conducted and as presently proposed to be conducted, and such other agreements and instruments. Each of the Agreement and the Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          4.3 Capitalization. As of March 31, 2004, the authorized capital stock of the Company is 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, and there are issued and outstanding (i) 14,155,276 shares of the Common Stock, (ii) 809 shares of Series A Preferred Stock, (iii) 125 shares of Series B Preferred Stock, (iv) 6,618 shares of Series C Preferred Stock, (v) no shares of Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock or Series D-5 Preferred Stock, (vi) warrants to purchase an aggregate of 24,259,739 shares of Common Stock, and
(vii) options to purchase 3,951,261 shares of Common Stock granted to employees pursuant to the Company's 1995 Stock Option Plan. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          4.4 Authorization.

               (1) Corporate Action. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Shares and the Warrant and the authorization, execution and performance of the Company's obligations hereunder and under the Warrant has been taken.

               (2) Valid issuance. The Securities, when issued in compliance with the provisions of this Agreement and the Warrant, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions under the Warrant and under applicable federal and state securities laws.

          4.5 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement or the Warrant by the Company, and the issuance and sale of Securities, will not result in any violation of the Certificate of Incorporation or Bylaws of the Company.

          4.6 Offering. In reliance on the representations and warranties of the Purchaser in Section 6 hereof, the offer, sale and issuance of Securities in conformity with the terms of this Agreement and the Warrant will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, including the qualification or registration requirements of applicable blue sky laws.

          4.7 Company Reports; Disclosure

                    (a) Company Reports. For the purposes of this Agreement, the term "Company Reports" shall mean, collectively, each registration statement, report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC") since January 1, 1999, in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Nothing has occurred since February 10, 2004 which would require the filing of any additional report or of any amendment to any of the Company Reports with the SEC, or which would cause any of the Company Reports to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                    (b) Disclosure. No representation or warranty by the Company in this Agreement, or in any document or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein and therein, in the light of the circumstances under which they were made herein and therein, in the light of the circumstances under which they were made, not misleading. The Company has either filed with the SEC or fully provided the Purchaser with all the information necessary for the Purchaser to decide whether to purchase the Shares.

     5. Representations and Warranties of the Purchaser and Restrictions on transfer Imposed by the Securities Act. Purchaser represents and warrants to the Company as to itself as follows:

          5.1 Power. Purchaser has all requisite corporate power necessary for the authorization, execution and delivery of the Agreement and Warrant to which it is a party. Each of the Agreement and the Warrant to which the Purchaser is a party is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

          5.2 Authorization. All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization, execution and performance of the Purchaser's obligations hereunder and under the Warrant to which it is a party have been taken.

          5.3 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the Warrant to which Purchaser is a party will not result in any violation of or default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree to which the Purchaser is a party or is otherwise subject.

          5.4 Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority or other third party on the part of the Purchaser is required in connection with the valid execution and delivery of the Warrant to which it is a party.

          5.5 Investment Intent. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          5.6 Shares Not Registered. The Purchaser understands and acknowledges that the offering of the Shares and Warrant issued pursuant to this Agreement will not be registered under the Securities Act or qualified under applicable blue sky laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualifications available under applicable blue sky laws, and that the Company's reliance upon such exemptions is predicated upon the Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that, except for transfers to Affiliates of the Purchaser, the Securities must be held for at least 12 months after Closing and thereafter indefinitely unless the Securities are registered under the Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.

          5.7 Knowledge and Experience. The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; and (iii) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

          5.8 Accredited Investor. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

          5.9 Legends. Each certificate representing the Shares may be endorsed with the following legends:

                    (1) Federal Legend. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR
(iii) PURSUANT TO AN OPINION OF COUNSEL, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                    (2) Other Legends. Any other legends required by applicable state blue sky laws. The Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

          5.10 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 5.9(1) and the stop transfer instructions with respect to such legend Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k).

     6. Conditions to Closing.

          6.1 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Securities at the Closing is subject to the fulfillment to the Purchaser's satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived by the Purchaser.

                    (1) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date). The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                    (2) Warrant. The Company shall have executed the Warrant.

     7. Conditions to Obligations of the Company. The Company's obligation to sell and issue the shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing of the following condition, which may be waived by the Company: The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing with the same force and effect as if they had been made on and as of said date (except to the extent any such representation or warranty expressly speaks of an earlier date). The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

     8. Affirmative Covenants of the Company - Registration Rights. The Company represents that, within one hundred eighty (180) days from the initial Closing, the Company will file a registration statement covering the shares of Common Stock issued upon conversion of the Shares, and will use its best efforts to cause such registration statement to be declared effective as soon as possible thereafter.

     9. Miscellaneous.

          9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

          9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificates or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          9.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the parties hereto. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding. Any amendment or waiver effected in accordance with this
Section 9.4 shall be binding upon the Company, the Purchaser and each future holder of Securities acquired hereunder.

          9.5 Notices, etc. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5), and if to the Company, addressed to Salon Media Group, Inc., 22 Fourth Street, 11th Floor, San Francisco, CA 94103 Attention: Chief Financial Officer.

          9.6 Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not n any way be affected or impaired thereby.

          9.7 Finder's Fees and Other Fees.

               (1) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold the Purchaser harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

               (2) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

          9.8 Expenses. The Company and each Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

          9.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.10 Non-Recourse. No partner, limited partner, member, officer, director, shareholder, employee or agent or other holder of an ownership interest in any party to this Agreement shall have any liability in respect of any such party's obligations under this Agreement by reason of his or her status as such partner, limited partner, member, officer, director, shareholder, employee or agent or other holder of an ownership interest in any party to this Agreement. The obligations under this Agreement shall be limited to the assets of each of the Purchaser and shall not exceed the Purchase Price.

          9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          9.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any holder of any securities issued or to be issued hereunder shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

          9.13 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          9.14 Venue. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in the State of California solely in respect of the interpretation and enforcement of the provisions of the Warrant, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that the Warrant may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California state or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 hereof shall be valid ad sufficient service thereof.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.


                                       SALON MEDIA GROUP, INC.


                                       By: /s/ Elizabeth Hambrecht
                                           --------------------------------
                                           Elizabeth Hambrecht
                                           President & Chief Financial Officer

























          [COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                             PURCHASER


                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                             Address:___________________________












          [COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                   SCHEDULE A
                                   ----------



Purchaser                                Purchase Price  Shares    Warrants
--------------------------------------   --------------  ------   ----------
John Warnock                                249,600.00     208      402,580
The Hambrecht 1980 Revocable Trust          175,200.00     146      282,580
HAMCO Capital Corporation                    50,400.00      42       81,290
William E Mayer Holdings, Inc.               25,200.00      21       40,645
                                         --------------  ------   ----------
                                            500,400.00     417      807,095
                                         ==============  ======   ==========